Filed Pursuant to Rule 424(b)(3)
Registration No. 333-164343

Prospectus Supplement No. 4

(to Prospectus dated December 31, 2010)

3,900,000 SHARES

CURRENCYSHARES® BRITISH POUND STERLING TRUST

This Prospectus Supplement No. 4 amends and supplements our prospectus dated December 31, 2010 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus, Prospectus Supplement No. 1 dated June 15, 2011, Prospectus Supplement No. 2 dated September 14, 2011 and Prospectus Supplement No. 3 dated March 20, 2012.

Each reference in the Prospectus to “Rydex Specialized Products LLC” is hereby deleted and replaced in its entirety with “Guggenheim Specialized Products, LLC.”

Each reference in the Prospectus to “Rydex Investments” is hereby deleted and replaced in its entirety with “Guggenheim Investments.”

The Prospectus shall remain unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is March 30, 2012